CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 93 to the registration statement on Form N-1A (“Registration Statement”) of our reports dated August 30, 2004, except as to the Nicholas-Applegate International Systematic Fund (now known as the NACM International Fund) which is as of August 9, 2004, relating to the financial statements and financial highlights which appear in the June 30, 2004 Annual Report to Shareholders of the Asset Allocation Fund, PEA Growth Fund, PEA Value Fund, PEA Renaissance Fund, PEA Growth & Income Fund, PEA Target Fund, PEA Opportunity Fund, PEA Innovation Fund, CCM Focused Growth Fund, CCM Capital Appreciation Fund, CCM Mid-Cap Fund, CCM Emerging Companies Fund, NFJ Dividend Value Fund, NFJ Large-Cap Value Fund, NFJ Small-Cap Value Fund, NFJ International Value Fund, NACM Flex-Cap Value Fund, NACM Global Fund, NACM Growth Fund, NACM Value Fund, NACM Pacific Rim Fund, Nicholas-Applegate International Systematic Fund, RCM Large-Cap Growth Fund, RCM Tax-Managed Growth Fund, RCM Mid-Cap Fund, RCM Global Small-Cap Fund, RCM Global Technology Fund, RCM International Growth Equity Fund, RCM Europe Fund, RCM Biotechnology Fund and RCM Global Healthcare Fund (each a Fund of the PIMCO Funds: Multi-Manager Series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Kansas City, Missouri

October 29, 2004